EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 16, 2004 included in the Form 10K of Multiband Corporation and subsidiaries (fka Vicom, Incorporated and subsidiaries) for the year ended December 31, 2003 and to all references to our Firm under the caption "Experts" in this Registration Statement.


                                            / VIRCHOW, KRAUSE & COMPANY, LLP


Minneapolis, Minnesota,
 February 10, 2005


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